AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT

Pursuant to the Participation Agreement, made and entered into as of the 2ND day of July 1996, and as amended on May 1, 1997, June 5, 1998, August 15, 1999, April 1, 2000, and July, 2000 by and among MFS® Variable Insurance Trust, Pruco Life Insurance Company, and Massachusetts Financial Services Company, the parties hereby agree to an amended Schedule A as attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on May 1, 2008.

PRUCO LIFE INSURANCE
COMPANY
By its authorized officer,

By: _____________________________

Title: ___________________________

Date: ___________________________

MFS® VARIABLE INSURANCE TRUST
By its authorized officer,

By: ____________________________
Susan S. Newton
Assistant Secretary

Date: ___________________________

MASSACHUSETTS FINANCIAL
SERVICES COMPANY
By its authorized officer,

By: _____________________________
Martin E. Beaulieu
Executive Vice President

Date: ______________________________

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As of May 1, 2008

SCHEDULE A

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded By Separate Account	Share Class	Portfolios Applicable to Policies
The Pruco Life Flexible Premium Variable Annuity Account (Est. 6/6/95)	Discovery Select Annuity Contract	Initial	MFS Emerging Growth Series MFS Research Series
The Pruco Life Flexible Premium Variable Annuity Account (Ext. 6/16/95)	Discovery Choice Annuity Contract	Initial	MFS Emerging Growth Series MFS Research Series
Pruco Life Variable Appreciable Account (Est. 1/13/84)	Variable Universal Life Insurance Policy	Initial	MFS Emerging Growth Series MFS Research Series
Pruco Life Variable Universal Account (Est. 4/17/89)	Pruselect I Variable Universal Life Policy	Initial	MFS Emerging Growth Series MFS Research Series
Pruco Life Variable Universal Account (Est. 4/17/89)	Pruselect II Variable Universal Life Policy	Initial	MFS Emerging Growth Series MFS Research Series
Pruco Life Variable Universal Account (Est. 4/17/89)	Pruselect III Variable Universal Life Policy	Initial	MFS Emerging Growth Series MFS Research Series
Pruco Life Variable Universal Account (Est. 4/17/89)	Survivorship Variable Universal Life Policy	Initial	MFS Emerging Growth Series MFS Research Series

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Pruco Life Variable Contract Account M (Est. 3/30/01)	Magnastar Private Placement Variable Universal Life Policy	Initial	MFS Emerging Growth Series
Pruco Life Variable Contract Account M-2 (Est. 5/4/01)	Magnastar Private Placement Variable Universal Life Policy	Initial	MFS Emerging Growth Series
Pruco Life Variable Universal Account (Est. 4/17/89)	PruLife Custom Premier II Variable Universal Life Policy	Initial	MFS Utilities Series
Pruco Life Variable Universal Account (Est. 4/17/89)	M Premier Variable Universal Life Policy	Initial	MFS Utilities Series

118095